Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VALMONT INDUSTRIES, INC.
and Additional Subsidiary Guarantor Registrants
(See Table of Additional Registrants Below)
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	47-0351813 (I.R.S. Employer Identification Number)

One Valmont Plaza
Omaha, Nebraska 68154-5215
(402) 963-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Mark C. Jaksich
Executive Vice President and Chief Financial Officer
Valmont Industries, Inc.
One Valmont Plaza
Omaha, Nebraska 68154-5215
(402) 963-1000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
David L. Hefflinger Guy Lawson McGrath North Mullin & Kratz, PC LLO Suite 3700 First National Tower 1601 Dodge Street Omaha, Nebraska 68102

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE(1)

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Debt Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities

Guarantees(2)

(1)
An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

(2)
Pursuant to Rule 457(n), no separate registration fee is payable for the guarantees.

ADDITIONAL REGISTRANTS

        Each of the following subsidiaries of Valmont Industries, Inc. that becomes a guarantor of certain of the securities registered hereby, is hereby deemed a registrant.

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices
Valmont Coatings, Inc.	Delaware	52-2196620	*
PiRod, Inc.	Delaware	35-1990084	*
Valmont Newmark, Inc.	Delaware	36-3061181	*
Valmont Queensland Pty Ltd	Australian Corporation		*

*
c/o Valmont Industries, Inc., One Valmont Plaza, Omaha, Nebraska 68154, (402) 963-1000

PROSPECTUS

VALMONT INDUSTRIES, INC.

Debt Securities

Guarantees of Debt Securities by Certain Subsidiaries

        We may offer from time to time debt securities in amounts, at prices and on terms that will be determined at the time the securities are offered. Certain of our subsidiaries may fully and unconditionally guarantee any debt securities that we issue. We urge you to read this prospectus and the accompanying prospectus supplement, which will describe the specific terms of these securities, carefully before you make your investment decision.

        Investing in our securities involves certain risks. See "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 30, 2017, which is incorporated by reference herein, and in any comparable section of the accompanying prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2018

        You should rely only on the information contained in or incorporated by reference in this prospectus or any related prospectus supplement or free writing prospectus we provide to you. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. Unless otherwise noted or the context otherwise requires, references in this prospectus to "Valmont," "the Company," "our company," "we," "us" or "our" refer to Valmont Industries, Inc. and its direct and indirect subsidiaries.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf process, we may sell any securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

        Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

 VALMONT INDUSTRIES, INC.

        We are a diversified global producer of highly-engineered fabricated metal products. In our Engineered Support Structures (ESS) segment, we are a leading producer of steel, aluminum and composite poles, towers, industrial and architectural access systems and other structures. Our Utilities Support Structures (Utility) segment manufactures steel and concrete pole structures for transmission and distribution primarily within the United States. Outside of the United States, we manufacture complex steel structures used in electrical energy generation and distribution. Our Irrigation segment is a global producer of mechanized irrigation systems and provider of water management solutions for large-scale production agriculture. Our Coatings segment provides metal coating services, including galvanizing for steel and other applied coatings.

        Our ESS segment sells the following products: outdoor lighting, traffic control, and roadway safety structures, wireless communication structures and components, and access systems. Our Utility segment sells pole structures to support electrical transmission and distribution lines and related power distribution equipment. Our Irrigation segment produces mechanized irrigation equipment and related services that deliver water, chemical fertilizers and pesticides to agricultural crops. Our Coatings segment provides coatings services for Valmont and other industrial customers. Customers and end-users of our products include municipalities and government entities globally, manufacturers of commercial lighting fixtures (OEM), contractors, telecommunications and utility companies, and large farms as well as the general manufacturing sector. In 2017, approximately 36% of our total sales were either sold in markets or produced by our manufacturing plants outside of North America. We were founded in 1946, went public in 1968 and our shares trade on the New York Stock Exchange (ticker: VMI).

Recent Developments

        The Company adopted ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, on the first day of fiscal 2018 which requires amounts generally described as restricted cash and restricted cash equivalents to be included within cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown in the statement of cash flows. The Company had approximately £10 million in a restricted cash account for the pension plan at December 31, 2016, which restriction was released in fiscal 2017. The Company will be required to recast its consolidated cash flow statement for all prior years presented in its annual filing on its Form 10-K for fiscal 2018. The only affected subtotal in the cash flow statement is net cash flows from operating activities. The previously reported and revised amounts are listed below:

	Fiscal Year
(Dollars in thousands)	December 30, 2017	December 31, 2016
Net cash flows from operating activities—previously reported	$145,716	$219,168
Net cash flows from operating activities—as revised	133,148	232,820

        The Company had $412.5 million of cash, cash equivalents, and restricted cash at December 31, 2016. The Company had no restricted cash at December 30, 2017 or March 31, 2018.

        The Company adopted ASU 2017-07, Presentation of Net Periodic Benefit Cost Related to Defined Benefit Plans, on the first day of fiscal 2018 which amends the income statement presentation requirements for the components of net periodic benefit cost for an entity's defined benefit pension and post-retirement plans. The Company will be required to recast its consolidated cash flow statement for all prior years presented in its annual filing on its Form 10-K for fiscal 2018. The amount of pension expense reclassified out of selling, general, and administrative expense and into Other (expense) is less than $2 million for each fiscal years 2017 and 2016.

        The Company did not reissue the audited financial statements incorporated by reference in the Registration Statement to reflect such changes resulting from the retrospective impact of the above accounting pronouncements adopted on the first day of fiscal 2018 because the impacts were not material.

THE SUBSIDIARY GUARANTORS

        One or more of Valmont's subsidiaries, whom we refer to as the "subsidiary guarantors" in this prospectus, may fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. The prospectus supplement relating to any such series will identify any subsidiary guarantors. Financial information concerning our subsidiary guarantors and any non-guarantor subsidiaries will be included in our consolidated financial statements filed as part of our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") to the extent required by the rules and regulations of the SEC.

        Additional information concerning our subsidiaries and us is included in reports and other documents incorporated by reference in this prospectus. Please read "Where You Can Find More Information."

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Three Months Ended March 31, 2018	Fiscal Years Ended
		December 30, 2017	December 31, 2016	December 26, 2015(1)	December 27, 2014	December 28, 2013
Ratio of earnings to fixed charges	4.99	5.30	5.19	2.75	7.20	11.87

(1)
Fiscal 2015 net earnings included impairments of goodwill and intangible assets of $41.97 million before-tax and restructuring expenses of $39.85 million before-tax.

        For purposes of these computations, earnings consist of income from continuing operations before income taxes plus fixed charges. Fixed charges include interest on indebtedness and that portion of rental expense that we believe to be representative of interest.

        As of the date of this prospectus we have not issued any preferred shares.

USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEES

        This section describes certain general terms and provisions of the debt securities. The debt securities will be our direct general obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated debt from time to time outstanding. We will issue any debt securities under a senior debt indenture dated as of April 12, 2010 between us, the subsidiary guarantors and Wells Fargo Bank, National Association, as trustee. When we offer to sell a particular series of debt securities, we will describe the specific terms for the debt securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. If any of the terms of a series of debt securities that are described in a prospectus supplement are inconsistent with any of the terms of the debt securities or the indenture as described in this section, then the description of those terms in that prospectus supplement will supersede and replace any different or inconsistent description in this prospectus.

        We have summarized certain terms and provisions of the indenture. The summary is not complete and is qualified in its entirety by reference to the indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

        The indenture does not limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

  •
  the designation and aggregate principal amount;

  •
  the maturity date;

  •
  the interest rate, if any, or the method for calculating the interest rate;

  •
  the interest payment dates and the record dates for the interest payments;

  •
  any mandatory or optional redemption terms or prepayment or sinking fund;

  •
  the place where we will pay principal and interest;

  •
  if other than denominations of $2,000 or higher multiples of $1,000, the denominations the debt securities will be issued in;

  •
  whether the debt securities will be issued in the form of global securities or certificates;

  •
  additional provisions, if any, relating to the defeasance of the debt securities;

  •
  the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

  •
  any United States federal income tax consequences;

  •
  the dates on which premium, if any, will be paid;

  •
  our right, if any, to defer payment of interest and the maximum length of this deferral period;

  •
  any listing on a securities exchange;

  •
  the initial public offering price; and

  •
  other specific terms, including any additional events of default or covenants.

Subsidiary Guarantee

        If specified in the prospectus supplement, one or more of the subsidiary guarantors will guarantee the debt securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the subsidiary guarantee of the subsidiary guarantor.

        Subject to the limitations described below and in the prospectus supplement, one or more of the subsidiary guarantors will jointly and severally, fully and unconditionally guarantee:

  (a)
  the full and punctual payment of principal of and interest on debt securities of the series when due, whether at stated maturity, by acceleration, by redemption or otherwise, and all other of our monetary obligations under the indenture and the debt securities and

  (b)
  the full and punctual performance within applicable grace periods of all other obligations of the Company under the indenture and the debt securities (all such obligations guaranteed by a subsidiary guarantor being herein called the "guaranteed obligations").

        The subsidiary guarantors will also pay all expenses (including reasonable attorneys' fees) incurred by the applicable trustee in enforcing any rights under a subsidiary guarantee with respect to a subsidiary guarantor.

        Each subsidiary guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the subsidiary guarantor without rendering such subsidiary guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

        Each subsidiary guarantee will be a continuing guarantee and will inure to the benefit of and be enforceable by the trustee, the holders of the debt securities and their successors, transferees and assigns.

        A subsidiary guarantor will be released from its obligations under the indenture:

  (a)
  upon the sale or other disposition of a subsidiary guarantor;

  (b)
  upon the sale or disposition of all or substantially all the assets of such subsidiary guarantor;

  (c)
  upon defeasance of the debt securities pursuant to the indenture;

  (d)
  upon the discharge of the Company's obligations in accordance with the indenture; or

  (e)
  upon delivery of an officers' certificate to the trustee that such subsidiary guarantor does not guarantee the obligations of the Company under any indebtedness for borrowed money of the Company and that such other guarantees have been released other than through discharges as a result of payment by such guarantor on such guarantees;

provided, however, that in the case of clauses (a) and (b) above, (i) such sale or other disposition is made to a person other than the Company or a subsidiary of the Company and (ii) such sale or disposition is otherwise permitted by the indenture.

        At the request of the Company, and delivery to the trustee of an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to such release have been complied with, the trustee will execute any documents reasonably requested by the Company evidencing such release, upon receipt of an officer's certificate and legal opinion to the effect that such release is permissible under the indenture. In addition, the prospectus supplement may specify additional circumstances under which a subsidiary guarantor can be released from its subsidiary guarantee.

Events of Default

        "Event of Default," with respect to the debt securities of any series, means:

  (1)
  default in the payment of the principal of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise;

  (2)
  default in the payment of interest on any debt security of such series when the same becomes due and payable, and such default continues for a period of 30 days;

  (3)
  default in the performance of or breach of any other covenant or agreement of the Company or any subsidiary guarantor in the indenture with respect to any debt security of such series or in the debt security of such series and such default or breach continues for a period of 90 consecutive days or more after written notice to the Company by the trustee or to the Company and the trustee by the holders of 25% or more in aggregate principal amount of the debt securities of all series affected thereby specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the indenture;

  (4)
  certain events of bankruptcy, insolvency, reorganization or similar proceedings with respect to the Company or any subsidiary guarantor;

  (5)
  default on any indebtedness for money borrowed by the Company or a subsidiary in excess of $50,000,000 in principal amount that results in the acceleration of such indebtedness prior to its maturity;

  (6)
  any other Events of Default set forth in the applicable prospectus supplement; and

  (7)
  any subsidiary guarantee ceases to be in full force and effect (other than in accordance with the terms of such subsidiary guarantee or the indenture) or any subsidiary guarantor denies or disaffirms its obligations under its subsidiary guarantee.

        If an Event of Default (other than an Event of Default specified in clause (4) with respect to the Company) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may by written notice, require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any.

        If an Event of Default under the indenture specified in clause (4) with respect to the Company occurs and is continuing, then the entire principal amount of the outstanding debt securities (or such lesser amount as may be provided in the terms of the securities), together with accrued and unpaid interest, will automatically become immediately due and payable without any declaration or other act on the part of the trustee or any holder.

        After a declaration of acceleration or any automatic acceleration under clause (4) described above of the debt securities of any series, the holders of a majority in principal amount of outstanding debt securities of that series may rescind this accelerated payment requirement if all existing Events of Default with respect to that series, except for nonpayment of the principal and interest on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding debt securities of any series also have the right to waive past defaults with respect to that series, except a default in paying principal or interest on any outstanding debt security of such series, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

        In the event of a declaration of acceleration of the notes because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of the notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to such clause (5) shall be remedied or cured, or waived by the holders of such indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived. Holders of at least 25% in principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have made written request, and offered indemnity reasonably satisfactory to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request from holders of a majority in principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

        During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person's own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders of the applicable debt securities unless those holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

        The trustee will, within 90 days after any default occurs with respect to the debt securities of any series that is known to the trustee, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

        We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Covenants

Consolidation, Merger or Sale of Assets

        The indenture provides that we will not consolidate or combine with or merge with or into, or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our properties and assets to, any person or persons in a single transaction or through a series of transactions, unless:

  •
  we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the "surviving entity") is a company organized and existing under the laws of the United States or any State or territory;

  •
  the surviving entity will expressly assume all of our obligations under the debt securities issued under the indenture, and will, if required by law to effectuate the assumption, execute supplemental indentures which will be delivered to the trustee and will be in form and substance reasonably satisfactory to the trustee;

  •
  immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing under the indenture; and

  •
  we or the surviving entity will have delivered to the trustee an officers' certificate and opinion of counsel stating that the transaction or series of transactions and supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

        The indenture also provides that we will not permit any subsidiary guarantor to consolidate or combine with or merge with or into, or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties and assets to, any person or persons (other than the Company or another subsidiary guarantor) in a single transaction or through a series of transactions, unless:

  •
  except in the case of a subsidiary guarantor (a) that has been disposed of in its entirety to another person (other than the Company or a subsidiary of the Company), whether through a merger, consolidation or sale of capital stock or assets or (b) that, as a result of the disposition of all or a portion of its capital stock, ceases to be a subsidiary, in both cases, if in connection therewith we provide an officers' certificate to the trustee to the effect that the resulting, surviving or transferee person (if not such subsidiary) shall be a person organized and existing under the laws of the jurisdiction under which such subsidiary was organized or under the laws of the United States or any State or territory, and such person shall expressly assume, by a subsidiary guarantee, in a form satisfactory to the trustee, all the obligations of such subsidiary, if any, under its subsidiary guarantee;

  •
  immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing under the indenture; and

  •
  we will have delivered to the trustee an officers' certificate and opinion of counsel stating that such consolidation, merger or transfer and such subsidiary guarantee, if any, comply with the indenture.

        If any consolidation, combination or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indenture, the successor corporation will succeed to, and be substituted for, and may exercise every right and power of the Company under the indenture with the same effect as if such successor corporation had been named as the Company and, except in the case of (1) any lease or (2) any sale, assignment, conveyance, transfer, lease or other disposition to one or more subsidiaries of the Company, we will be discharged from all obligations and covenants under the indenture and the debt securities.

Satisfaction, Discharge and Defeasance

        We may terminate our obligations under debt securities of any series under the indenture, when:

  •
  either:

  •
  all debt securities of such series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or

  •
  all the debt securities of such series issued that have not been delivered by us to the trustee for cancellation will become due and payable, or by their terms to become due and payable, within one year and we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name, and at our expense and we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium;

  •
  we have paid or caused to be paid all other sums then due and payable under the indenture with respect to such securities; and

  •
  we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to such debt securities have been complied with.

        We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series ("legal defeasance"). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

  •
  the rights of holders of the debt securities to receive principal, interest and any premium when due;

  •
  our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, the Company's right of optional redemption, mutilated, defaced, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

  •
  the rights, obligations and immunities of the trustee; and

  •
  the defeasance provisions of the indenture.

        In addition, we may elect to have our obligations released with respect to certain covenants in the indenture ("covenant defeasance"). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under "Events of Default" will no longer constitute an event of default for that series.

        In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

  •
  we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

  •
  money in an amount;

  •
  U.S. government obligations; or

  •
  a combination of money and U.S. government obligations,

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal of interest on and any premium on the debt securities at their respective due dates or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, the redemption date;

  •
  in the case of legal defeasance, we have delivered to the trustee an opinion of counsel (a) confirming we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) stating that, under then applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same U.S. federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

  •
  in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel stating that under the applicable U.S. federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same U.S. federal income tax as would be the case if the deposit and covenant defeasance did not occur;

  •
  no default relating to bankruptcy or insolvency has occurred and is continuing at the time of such deposit;

  •
  if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such deposit, defeasance and discharge;

  •
  we have delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with; and

  •
  if the debt securities of such series are to be redeemed prior to the final maturity thereof (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to the indenture or provision therefor satisfactory to the trustee shall have been made.

Modification or Waiver

        We, the subsidiary guarantors and the trustee may amend the indenture or the debt securities of any series without notice to or the consent of any holder of debt securities in order to:

  •
  cure ambiguities, defects or inconsistencies, provided that such amendment shall not adversely affect the interests of the holders in any material respect;

  •
  provide for the assumption of our obligations, or the obligations of any subsidiary guarantor, in the case of a merger or consolidation; provided that such merger or consolidation is in compliance with the terms of the indenture;

  •
  comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

  •
  evidence and provide for the acceptance of appointment with respect to the debt securities of any series by a successor trustee and add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

  •
  establish the form or forms or terms of debt securities of any series and related coupons, if any;

  •
  to add any additional event of default;

  •
  to add to our covenants for the benefit of holders of debt securities of any series or to surrender any right or power conferred upon us;

  •
  provide for uncertificated or unregistered debt securities of any series;

  •
  make any change that does not materially and adversely affect the rights of any holder; or

  •
  add guarantees with respect to, or secure, debt securities of any series.

        In addition, we, the subsidiary guarantors and the trustee may otherwise amend the indenture or the debt securities of any series with the consent of the holders of a majority in principal amount of each series of outstanding debt securities affected by such amendment. However, we may not take any of the following actions without the consent of each holder of outstanding debt securities affected thereby:

  •
  change the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such holder's debt security;

  •
  reduce the principal amount of or the interest rate of or extend the time of payment for interest on, or reduce any premium payable upon the redemption of such holder's debt security;

  •
  change the place or currency of payment of principal, or premium, if any, or interest on, such holder's debt security;

  •
  impair a holder's right to initiate suit for the enforcement of any payment on or with respect to any debt security;

  •
  reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment or modification of the indenture with respect to the debt securities of the relevant series;

  •
  reduce the percentage in principal amount outstanding of debt securities of the relevant series the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the indenture or certain defaults and their consequences provided for in the indenture; or

  •
  make any change in or release any subsidiary guarantee that would adversely affect such holder (other than in accordance with the subsidiary guarantees or the indenture).

        A modification with respect to one or more particular series of debt securities, if any, will not affect the rights under the indenture of the holders of debt securities of any other series and related coupons, if any.

        The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive any past default under the indenture with respect to the debt securities of such series, except a default (i) in the payment of principal of, interest on, or premium payable upon, such series or (ii) in respect of a covenant or provision which, as described above, cannot be modified or amended without the consent of each holder of debt securities of such series. Upon any such waiver, the default will cease to exist with respect to the debt securities of such series and any Event of Default arising therefrom will be deemed to have been cured for every purpose of the debt securities of such series under the indenture, but the waiver will not extend to any subsequent or other default or impair any right consequent thereon.

        We may elect in any particular instance not to comply with certain covenants set forth in the indenture or the debt securities of any series if, before the time for such compliance, the holders of a majority in principal amount of the outstanding debt securities of such series either waive compliance in that instance or generally waive compliance with those provisions, but the waiver may not extend to or affect any term, provision or condition except to the extent expressly so waived, and, until the waiver becomes effective, our obligations and the duties of the trustee in respect of any such provision will remain in full force and effect.

        In addition, the applicable prospectus supplement will set forth the terms and provisions relating to defeasance with respect to a particular series of debt securities.

FORMS OF SECURITIES

        Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form.

Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

        We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Valmont, its affiliates, the trustee or any other agent of Valmont, or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

        We may sell the debt securities in one or more of the following ways (or in any combination) from time to time:

  •
  through underwriters or dealers;

  •
  directly to a limited number of purchasers or to a single purchaser; or

  •
  through agents.

        The prospectus supplement will state the terms of the offering of the debt securities, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of such debt securities and the proceeds to be received by us, if any;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the securities may be listed.

        If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

  •
  negotiated transactions;

  •
  at a fixed public offering price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

        Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

        We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

        The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

        Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

        Each series of securities will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

        You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers like Valmont who file electronically with the SEC. The address of the site is http://www.sec.gov.

        The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

        This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in the documents or filings that is deemed to have been furnished and not filed) until all the securities offered under this prospectus are sold.

Valmont SEC Filings	Period or Date Filed
Annual Report on Form 10-K (including the portions of our proxy statement for our 2018 annual meeting of shareholders incorporated by reference therein)	Fiscal year ended December 30, 2017
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2018
Current Reports on Form 8-K	Filed on January 9, 2018 and March 12, 2018

        Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the company at the following address:

Valmont Industries, Inc.
One Valmont Plaza
Omaha, Nebraska 68154-5215
Attention: Investor Relations
Telephone: (402) 963-1000

 INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

        Certain statements contained or incorporated by reference in this prospectus and the accompanying prospectus supplement may constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that management has made in light of experience in the industries in which the Company operates, as well as management's perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances. As you read and consider this prospectus and the accompanying prospectus supplement, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company's actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include among other things, risk factors described from time to time in the Company's reports to the SEC, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw material, availability and market acceptance of new products, product pricing, domestic and international competitive environments, and actions and policy changes of domestic and foreign governments. The Company cautions that any forward-looking statement included in this prospectus is made as of the date of this prospectus and any forward-looking statement included in the accompanying prospectus supplement is made as of the date of the prospectus supplement and the Company does not undertake to update any forward-looking statement except as required by applicable law or regulation.

LEGAL MATTERS

        The validity of the debt securities and guarantees in respect of which this prospectus is being delivered will be passed on for us by McGrath North Mullin & Kratz, PC LLO, Omaha, Nebraska.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated by reference in this prospectus from the Company's Annual Report on Form 10-K for the fiscal years ended December 30, 2017 and December 31, 2016, and for each of the three years in the period ended December 30, 2017, and the effectiveness of Valmont Industries, Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

Registration fee	$	*
Transfer Agent and Trustee fees and expenses	$	**
Printing	$	**
Accounting fees and expenses	$	**
Legal fees and expenses	$	**
Rating agency fees	$	**
Miscellaneous	$	**
Total	$	**

*
Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**
Not presently known.

Item 15.    Indemnification of Directors and Officers

        Pursuant to Article VIII of the Restated Certificate of Incorporation of Valmont, Valmont shall, to the extent required, and may, to the extent permitted, by Section 102 and Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. No director shall be liable to Valmont or its stockholders for monetary damages for breach of fiduciary duty as a director. However, a director shall continue to be liable for (1) any breach of a director's duty of loyalty to Valmont or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) paying a dividend or approving a stock repurchase which would violate Section 174 of the General Corporation Law of the State of Delaware; or (4) any transaction from which the director derived an improper personal benefit.

        The By-Laws of Valmont provide for indemnification of Valmont officers and directors against all expenses, liabilities or losses reasonably incurred or suffered by the officer or director, including liability arising under the Securities Act of 1933, to the extent legally permissible under Section 145 of the General Corporation Law of the State of Delaware where any such person was, is, or is threatened to be made a party to or is involved in any action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact such person was serving Valmont in such capacity. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Valmont.

        Valmont also maintains a director and officer insurance policy which insures the officers and directors of Valmont and its subsidiaries against damages, judgments, settlements and costs incurred by reason of certain wrongful acts committed by such persons in their capacities as officers and directors.

Item 16.    Exhibits

        The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit No.		Document
1.1	*	Form of Underwriting Agreement
3.1
The Company's Restated Certificate of Incorporation, as amended. This document was filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q (File No. 1-31429) for the quarter ended March 28, 2009 and is incorporated herein by this reference.
3.2
The Company's By-Laws, as amended. This document was filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q (File No. 1-31429) for the quarter ended March 29, 2014 and is incorporated herein by this reference.
4.1
Senior Indenture, dated as of April 12, 2010, among Valmont Industries, Inc., the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee. This document was filed as Exhibit 4.1 to the Company's Current Report on Form 8-K (File No. 1-31429) dated April 12, 2010 and is incorporated herein by this reference.
4.2
First Supplemental Indenture, dated as of April 12, 2010, among Valmont Industries, Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee. This documents was filed as Exhibit 4.2 to the Company's Current Report on Form 8-K (File No. 1-31429) dated April 12, 2010 and is incorporated herein by this reference.
4.3
Second Supplemental Indenture, dated as of September 22, 2014, among Valmont Industries, Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee This document was filed as Exhibit 4.2 to the Company's Current Report on Form 8-K (File No. 1-31429) dated September 22, 2014 and is incorporated herein by this reference.
4.4
Third Supplemental Indenture, dated as of September 22, 2014, among Valmont Industries, Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee This document was filed as Exhibit 4.3 to the Company's Current Report on Form 8-K (File No. 1-31429) dated September 22, 2014 and is incorporated herein by this reference.
4.5	*	Form of Senior Debt Security
5.1		Opinion of McGrath North Mullin & Kratz, PC LLO
12.1		Statement regarding computation of Ratio of Earnings to Fixed Charges
23.1		Consent of Deloitte & Touche LLP
23.3		Consent of McGrath North Mullin & Kratz, PC LLO (included in Exhibit 5.1)
24		Powers of Attorney
25.1		Statement of Eligibility on Form T-1 for Senior Indenture.

*
To be filed by amendment or as an exhibit to a Current Report on Form 8-K.

Item 17.    Undertakings

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Valmont Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 15th day of May, 2018.

VALMONT INDUSTRIES, INC.
By:	/s/ STEPHEN G. KANIEWSKI
	Name:	Stephen G. Kaniewski
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 15th day of May, 2018.

Signature	Title	Date

/s/ STEPHEN G. KANIEWSKI Stephen G. Kaniewski	Director, President and Chief Executive Officer (Principal Executive Officer)	May 15, 2018
/s/ MARK C. JAKSICH Mark C. Jaksich	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 15, 2018
/s/ TIMOTHY P. FRANCIS Timothy P. Francis	Vice President and Controller (Principal Accounting Officer)	May 15, 2018

Mogens C. Bay*	Director	Daniel P. Neary*	Director
K.R. den Daas*	Director	Catherine J. Paglia*	Director
Theo W. Freye*	Director	Clark T. Randt*	Director
James B. Milliken*	Director	Walter Scott, Jr.*	Director
Donna M. Milrod*	Director

*
Mark C. Jaksich, by signing his name hereto, signs the Registration Statement on behalf of each of the directors indicated. A Power of Attorney authorizing Mark C. Jaksich to sign the registration statement on Form S-3 on behalf of each of the indicated directors of Valmont Industries, Inc. has been filed hereto as an exhibit.

/s/ MARK C. JAKSICH Mark C. Jaksich Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 15th day of May, 2018.

VALMONT COATINGS, INC.
By:	/s/ RICHARD S. CORNISH
	Name:	Richard S. Cornish
	Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 15th day of May, 2018.

Signature	Title

/s/ RICHARD S. CORNISH Richard S. Cornish	President, Chairman, and Director (Principal Executive Officer)
/s/ MARK C. JAKSICH Mark C. Jaksich	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ R. ANDREW MASSEY R. Andrew Massey	Secretary and Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 15th day of May, 2018.

PIROD, INC.
By:	/s/ MARK C. JAKSICH
	Name:	Mark C. Jaksich
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 15th day of May, 2018.

Signature	Title

/s/ MARK C. JAKSICH Mark C. Jaksich	President, Chief Executive Officer, Chief Financial Officer, and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
/s/ R. ANDREW MASSEY R. Andrew Massey	Secretary and Director
William R. Heiden*	Director

*
R. Andrew Massey, by signing his name hereto, signs the Registration Statement on behalf of the indicated director. A Power of Attorney authorizing R. Andrew Massey to sign the Registration Statement on Form S-3 on behalf of the indicated director of PiRod, Inc. has been filed hereto as an exhibit.

/s/ R. ANDREW MASSEY R. Andrew Massey Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 15th day of May, 2018.

VALMONT NEWMARK, INC.
By:	/s/ MARK C. JAKSICH
	Name:	Mark C. Jaksich
	Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 15th day of May, 2018.

Signature	Title

/s/ MARK C. JAKSICH Mark C. Jaksich	President and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
/s/ R. ANDREW MASSEY R. Andrew Massey	Secretary and Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 15th day of May, 2018.

VALMONT QUEENSLAND PTY LTD
By:	/s/ MARK C. JAKSICH
	Name:	Mark C. Jaksich
	Title:	Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 15th day of May, 2018.

Signature	Title

/s/ MARK C. JAKSICH Mark C. Jaksich	Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
/s/ R. ANDREW MASSEY R. Andrew Massey	Director
Colin Petrie*	Director

*
R. Andrew Massey, by signing his name hereto, signs the Registration Statement on behalf of the indicated director. A Power of Attorney authorizing R. Andrew Massey to sign the Registration Statement on Form S-3 on behalf of the indicated director of Valmont Queensland Pty Ltd has been filed hereto as an exhibit.

/s/ R. ANDREW MASSEY R. Andrew Massey Attorney-in-Fact